STANDSTILL AND INTEREST MODIFICATION AGREEMENT


AGREEMENT dated as of December 19, 2003, between Smart Online, Inc., a Delaware corporation (the "Company") and ERIC R. NOURI ("Creditor").


This Standstill Agreement is given to induce holders of Series A Preferred Stock of the Company to approve a reorganization of the capital structure of the Company which will eliminate the Series A Preferred Stock of the Company, it being agreed by Creditor that such reorganization would benefit Creditor who holds shares of Common Stock, and /or options to purchase Common Stock, of the company, by making the Company's Common Stock more valuable.

NOW, THEREFORE, the parties hereby agree as follows:

Effective immediately upon all shares of Series A Preferred Stock of the Corporation ceasing to be issued or outstanding (the "Effective Date") and ending on DECEMBER 31, 2005, Creditor shall refrain from taking any efforts to collect on any amounts owed by the Company to Creditor, including, without limitation, foreclosing on any security interest that secures the obligations of the Company to Creditor. Notwithstanding the foregoing, nothing herein shall prevent Creditor from seeking to collect any salary or other compensation benefits that accrue after the Effective Date.

INTEREST ON THE NOTE WILL BE CHANGED FROM 15% TO 8% EFFECTIVE JUNE 1, 2004.

This Agreement is governed by the laws of the State of North Carolina. This Agreement may be executed in one or more counterparts.

SMART ONLINE, INC.                                              CREDITOR:


By: /S/ DENNIS MICHAEL NOURI                      Signature: /S/ ERIC R. NOURI
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Title:           CEO                              Print name: ERIC R. NOURI
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